Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

In connection with the Annual Report of Iteris, Inc. (the “Company”) on Form 10K for the fiscal year ended March 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), I, Andrew C. Schmidt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that:

1.                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2017

/s/ ANDREW C. SCHMIDT
Andrew C. Schmidt
Chief Financial Officer

A signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.